Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255928 on Form S-3, Registration Statement No. 333-254541 on Form S-8, and Registration Statement No. 333-233437 on Form S-8 of our report dated November 26, 2019, relating to the financial statements of Kura Sushi USA, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended August 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 12, 2021